Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Bristow Group Inc.:
We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG LLP
Houston, Texas
September 8, 2006